                                                                      EXHIBIT 11

                                                           Computation of Per Share Earnings
                                                        2000             1999             1998
                                                    -----------      -----------      -----------
 Basic:
     Net earnings                                   $29,039,000      $28,331,000      $25,584,693
                                                    ===========      ===========      ===========

     Net earnings available to common
     shareholders                                   $29,039,000      $28,331,000      $25,584,693
                                                    ===========      ===========      ===========

     Average common shares outstanding               31,535,860       33,119,312       32,940,399
                                                    ===========      ===========      ===========

     Basic earnings per share                       $      0.92      $      0.86      $      0.78
                                                    ===========      ===========      ===========

Diluted:
     Net earnings                                   $29,039,000      $28,331,000      $25,584,693
     Minority interest - OP Unitholders                 596,454          683,509          261,764
     Convertible Debentures - Interest and
     Amortization                                     1,799,335               --               --
                                                    -----------      -----------      -----------

                                                    $31,434,789      $29,014,509      $25,846,457
                                                    ===========      ===========      ===========

     Net earnings available to common
     shareholders                                   $31,434,789      $29,014,509      $25,846,457
                                                    ===========      ===========      ===========

Dilutive stock options                                   10,804              248           22,607
Dilutive stock loans                                        390               --            1,806
Dilutive OP Units                                       815,852          784,480          339,776
Dilutive convertible debentures                       2,068,889               --               --
Average common shares outstanding                    31,535,860       33,119,040       32,940,399
                                                    -----------      -----------      -----------

     Average diluted common shares outstanding       34,431,795       33,904,118       33,304,588
                                                    ===========      ===========      ===========

     Diluted earnings per share                     $      0.91      $      0.86      $      0.78
                                                    ===========      ===========      ===========